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Exhibit 10.1

                            C O N F I D E N T I A L

                               ROBERT A. VANOUREK
                          ASSIGNMENT OF TARGETED BONUS
                    UNDER THE RECOGNITION INTERNATIONAL INC.
                       EXECUTIVE BONUS PLAN (THE "PLAN")


     1. TARGETED BONUS. Your Targeted Bonus for the Plan Year ending October 31, 1995 , as specified by the Compensation Committee, is Two hundred thirty-four thousand DOLLARS $ 234,000.00) which may be earned, at the times and on the terms and conditions stated in the Plan and this Assignment, based upon the results achieved by the Company during that Plan Year.

     2.       PARTICIPANT TYPE.        Corporate [X]               SBU  [ ]

     3. DETERMINATION OF BONUS. Your Targeted Bonus will be allocated to the achievement of the Objectives specified in Exhibit "A" attached hereto and incorporated by reference herein. The percentage of the Targeted Bonus allocated to each such Objective will be determined based on the Weighting for your participant type specified above (Corporate or SBU) as specified in Exhibit "A".

     4. THE PLAN. The Plan is incorporated herein by reference, and made a part hereof as if fully set forth herein. The Plan will control in the event of any conflict between the Plan and any matter set forth herein, and will control as to any matters not contained in this Bonus Assignment. Terms used herein which are not defined here will have the same meanings as are assigned to such terms in the Plan.

     Please sign both copies of this Bonus Assignment in the space below and return one to Mail Station 21.



     I acknowledge that I have received and reviewed a copy of the Recognition International Inc. Executive Bonus Plan and this Bonus Assignment and agree to be bound thereby.


PLAN PARTICIPANT

    /S/ Robert A. Vanourek               4/24/95
    --------------------------------------------------
     Signature                          (Date)





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                                                                     EXHIBIT "A"

                              EXECUTIVE BONUS PLAN
                                 PLAN YEAR 1995

1.   OBJECTIVES

The following are the Objectives and their Weighting used in determining the Bonus you may earn under the Plan. The specific Objectives and Weighting applicable to you are based upon whether you are an SBU or Corporate Participant. If you are assigned to more than one group during the Plan Year, your Bonus will be prorated based upon the time assigned to each group, and the performance of each respective group as of October 31 of the Plan Year will be used to calculate the Bonus, regardless of the performance of the group as of the date of your reassignment.

                                        Weighting for                              Weighting for
Objective                             SBU Participants                       Corporate Participants
- ---------                             ----------------                       ----------------------
Net Income                                      37.5%                                75%

Corporate Cash Flow                             12.5%                                25%

SBU Operating Income                            37.5%                                N/A

Group Cash Flow                                 12.5%                                N/A
                                             --------                                ---
                                               100.0%                                100%

The Compensation Committee of the Board of Directors will determine the specific dollar amount of the Objective for Net Income, SBU Operating Income, Corporate Cash Flow and Group Cash Flow, based upon the Company's financial plan for the fiscal year as approved by the Committee for purposes of this Plan. You will be notified of the specific dollar amount of each Objective applicable to you.

2.       DEFINITIONS

For purposes of this Exhibit A, the following definitions will apply:

         "NET INCOME" means income before extraordinary items for the Plan Year as reported in the Company's annual published financial statements for the Plan Year, as adjusted to reflect the exclusion of items of income or expense which in the opinion of the Committee, in its sole discretion, abnormally affect the results of operations of the Company for the Plan Year.

         "CORPORATE CASH FLOW" means the net changes in cash, cash equivalents and short-term investments as reported in the Company's annual published financial statements for the Plan Year, as adjusted to reflect items which in the opinion of the Committee, in its sole discretion, abnormally affect cash flows of the Company for the Plan Year.

         "SBU OPERATING INCOME" means the income of the respective SBU, as determined by the Company in its sole discretion. SBU Operating Income will exclude extraordinary items, provisions for income taxes and nonoperating expenses, and applicable intracompany transactions will be eliminated (excluded).

         "GROUP CASH FLOW" means the cash flows for certain accounts, as determined by the Company in its sole discretion, pertaining to either the Worldwide Systems Group or the Software Division.





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3.       DETERMINATION OF BONUS AMOUNT

The actual amount of Bonus you may earn is determined by the following factors:

            --    Targeted Bonus

            --    Weighting of each Objective.

            --    SBU or Corporate assignment(s) during the Plan Year.

            --    Actual Corporate or SBU performance against Objectives.

NOTE: THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS, IN ITS SOLE DISCRETION, MAY INCREASE, DECREASE OR ELIMINATE THE AMOUNT OF BONUS PAYABLE TO OR ON BEHALF OF ALL PARTICIPANTS OR A PARTICIPANT WHEN THE COMMITTEE FINDS THAT SPECIAL CIRCUMSTANCES EXIST THAT, IN THE SOLE JUDGMENT OF THE COMMITTEE, WARRANT SUCH INCREASE, DECREASE OR ELIMINATION.


NET INCOME AND SBU OPERATING INCOME OBJECTIVES

         Percentage Achievement                          Percentage of Weighted
                of Objective                             Targeted  Bonus Earned
         ---------------------------------               ----------------------
         Less than 80%                                   0% Earned

         80% to 100%                                     50% to 100% Earned; prorated
                                                         (e.g. 90% equals 75% earned)

         100%                                            100% Earned

         Greater than 100%                               % Earned equals % of Achievement (e.g. 120%)


CORPORATE CASH FLOW AND GROUP CASH FLOW OBJECTIVES

                                                            Percentage of Weighted
         Cash Flow Achievement                              Targeted Bonus Earned
         ---------------------                              ---------------------
         More than $5 Million Below Objective               0% Earned

         Between $5 Million Below Objective                 50% to 100% Earned; prorated
            and Objective                                   (e.g. $2.5 million below Objective equals 75% earned)

         At Objective and Above                             100% Earned
                                                            (If achievement exceeds Objective, the percentage earned
                                                            remains at 100%.)

The following page has example calculations:





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EXAMPLE 1 - SBU PARTICIPANT

Assumption: $5,000 Targeted Bonus

                                                                                      SBU
Objective                      Achievement                    Earned %            Weighting              Payout $
- ---------                      -----------                    --------            ----------             --------
Net Income                      90%                              75%                37.5%               $1,406.25

Corporate Cash Flow            $2.5 Million Below Objective      75%                12.5%                  468.75

SBU Operating Income            80%                              50%                37.5%                  937.50

Group Cash Flow                Above Objective                  100%                12.5%                  625.00
                                                                                                        ---------

TOTAL BONUS:                                                                                            $3,437.50



EXAMPLE 2 - CORPORATE PARTICIPANT

Assumption: $5,000 Targeted Bonus


                                                                                 Corporate
Objective                    Achievement                    Earned %             Weighting             Payout $
- ---------                    -----------                    --------            -----------            --------
Net Income                    80%                               50%                  75%               $1,875.00

Corporate Cash Flow          $2.5 Million Below Objective       75%                  25%                  937.50
                                                                                                       ---------

TOTAL BONUS:                                                                                           $2,812.50





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